EXHIBIT 99.(h)(7)
                                                               -----------------

                          SUB-ADMINISTRATION AGREEMENT


         AGREEMENT made as of October 11, 2004 by and between Massachusetts Mutual Life Insurance Company, a corporation organized under the laws of Massachusetts ("MassMutual"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, The DLB Fund Group (the "Trust"), a Massachusetts business trust, was organized as a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust is authorized to issue shares in a separate series, with each such series representing interests in a separate portfolio of securities and other assets (the "Portfolio(s)");

         WHEREAS, MassMutual has entered into separate administrative agreements with the portfolios listed on Appendix A, which agreements grant MassMutual the right to sub-contract its administrative duties and responsibilities under that agreement;

         WHEREAS, MassMutual desires to retain the Bank to render certain administrative services to the Trust and the Bank is willing to render such services; and

         WHEREAS, the Trust's Board of Trustees has approved this delegation of duties and responsibilities to the Bank.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

         1. Appointment. MassMutual hereby appoints the Bank to act as Sub-Administrator of the Trust on behalf of the Portfolios listed on Appendix A hereto [(as such Appendix A may be amended from time to time) (each a "Portfolio" and collectively, the "Portfolios")] on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. Delivery of Documents. MassMutual has furnished the Bank with copies properly certified or authenticated of each of the following:

                  (a) Resolutions of the Trust's Board of Directors authorizing the appointment of the Bank to provide certain administrative services to the Trust and approving this Agreement;

                  (b) The Trust's incorporating documents filed with the state of Massachusetts and all amendments thereto (the "Articles");

                  (c) The Trust's by-laws and all amendments thereto (the "By-Laws");

                  (d) MassMutual's and the Trust's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

                  (e) The Trust's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

                  (f) The Trust's most recent prospectus and statement of additional information (the "Prospectus"); and
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                  (g) Such other certificates, documents or opinions as may
mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

                  MassMutual will promptly furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, MassMutual will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

         3. Duties of Sub-Administrator. Subject to the supervision and direction of MassMutual and the Board of Trustees of the Trust, the Bank, as Sub-Administrator, will assist in conducting various aspects of the Trust's administrative operations and undertakes to perform the services described in Appendix C hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix C executed by both parties. At such time, the fee schedule included in Appendix B hereto shall be appropriately amended.

         In performing all services under this Agreement, the Bank shall act in conformity with the Trust's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Trust's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Trust's assets or choice of investments and cannot be held liable for any problem relating to such investments.

         4. Duties of MassMutual.

                  (a) MassMutual is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Sub-Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

                  (b) MassMutual agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and MassMutual further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

         5. Fees and Expenses.

                  (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, MassMutual will compensate the Bank in accordance with the fee schedule attached as Appendix B hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of MassMutual's management) of the Bank for which the Bank shall be entitled to bill MassMutual separately and for which MassMutual shall reimburse the Bank.

                  (b) The Bank shall not be required to pay any expenses incurred by MassMutual or the Trust.

         6. Limitation of Liability.

                  (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by MassMutual or the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. MassMutual and the Trust will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand,

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action or suit (i) arising out of the actions or omissions of MassMutual, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Trust in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

                  (b) The Bank may apply to MassMutual at any time for instructions and may, with prior MassMutual approval, consult counsel for MassMutual, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of MassMutual or the Trust until receipt of written notice thereof has been received by the Bank from MassMutual.

                  (c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to MassMutual or the Trust for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

                  (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

         7. Termination of Agreement

                  (a) The term of this Agreement shall continue through January 1, 2007 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one year terms (each a "Renewal Term") unless ninety (90) days written notice of non-renewal is delivered by the non-renewing party to the other party via electronic mail or otherwise prior to the expiration of the Initial Term or anytime thereafter, as the case may be.

                           (i) Either party hereto may terminate this Agreement
prior to the expiration of the Initial Term or any time thereafter in the event the other party breaches any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within forty-five
(45) days of receipt of such notice.

                           (ii) If a majority of the Board of Trustees
reasonably determines that the performance of the Bank under this Agreement does not meet industry standards, written notice (the "Notice") of such determination setting forth the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within forty-five (45) days thereafter, cure identified deficiencies to the reasonable satisfaction of the Board of Trustees, the Fund, with the authorization of the Board, may terminate this Agreement.

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                  (b) At any time after the termination of this Agreement,
MassMutual may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Sub-Administrator."

         8. Miscellaneous.

                  (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to MassMutual, the Trust or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                        To MassMutual:

                               Massachusetts Mutual Life Insurance Co.
                               1295 State Street
                               Springfield, MA 01111
                               Attention:  Thomas M Kinzler

                        To the Trust:

                               The DLB Fund Group
                               One Memorial Drive
                               Cambridge, MA  02142
                               Attention:  President of the Trust
                               With a copy to:  Secretary of the Trust


                        To the Bank:

                               Investors Bank & Trust Company
                               200 Clarendon Street, P.O. Box 9130
                               Boston, MA  02117-9130
                               Attention:  Stephen C. Peacock, Director, Client
                                           Management
                               With a copy to:  John E. Henry, General Counsel

                  (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

                  (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

                  (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

                  (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         9. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

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         10. Use of Name. MassMutual shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

         11. Insurance Coverage. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Fund held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Fund. The Bank shall at all times maintain insurance coverages adequate for the nature of its operations, including directors and officers, errors and omissions, and fidelity bond insurance coverages. The Bank shall provide Fund copies of its insurance policies, upon request. The bank shall notify Fund if there are any material changes to its insurance policies.

         12. Business Continuity and Disaster Recovery Plans. Notwithstanding anything in this Agreement to the contrary, the Bank shall have in place comprehensive business continuity and disaster recovery procedures and systems.



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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                           MASSACHUSETTS MUTUAL LIFE INSURANCE
                                           COMPANY


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:


                                           INVESTORS BANK & TRUST COMPANY


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:


                                           ACKNOWLEDGED AND ACCEPTED BY
                                           The DLB Fund Group


                                           By:
                                             -----------------------------------
                                           Name:
                                           Title:







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                                   Appendices


        Appendix A............................................ Portfolios

        Appendix B............................................ Fee Schedule

        Appendix C............................................ Services

                                   Appendix A

Portfolios
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DLB Enhanced Index Value Fund II